UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On December 22, 2005, Cephalon, Inc. (the “Registrant”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report that Cephalon International Holdings, Inc., an indirectly-held wholly-owned subsidiary of the Registrant, completed its acquisition of all of the issued share capital of Zeneus Holdings Limited (“Zeneus”). The information set forth in Item 2.01 of the Initial Form 8-K is incorporated herein by reference. The sole purpose of this amendment to the Initial Form 8-K is to provide the audited financial statements and the unaudited pro forma financial information required by Items 9.01(a) and 9.01(b), respectively.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired.

The following financial statements are filed as part of this Current Report on Form 8-K/A:

•                  Zeneus Holdings Limited unaudited consolidated U.K. GAAP financial statements as of 30 September 2005 and 24 September 2004 with reconciliation to U.S. GAAP; and

•                  Zeneus Holdings Limited consolidated U.K. GAAP financial statements as of 31 December 2004 and for the period then ended with reconciliation to U.S. GAAP.

(a)  Financial Statements of Business Acquired.

Zeneus Holdings Limited unaudited consolidated U.K. GAAP financial statements as of 30 September 2005 and 24 September 2004 with reconciliation to U.S. GAAP

Consolidated profit and loss accounts

		Period ended	Period ended
	Note	30 September 2005	24 September 2004
		(unaudited)	(unaudited)
		£’000	£’000

Turnover		38,196	29,508
Cost of sales		(12,223)	(9,235)
Gross profit		25,973	20,273

Net operating expenses		(33,186)	(25,561)
Operating loss		(7,213)	(5,288)

Interest receivable		412	139
Interest payable and similar charges	3	(5,724)	(4,540)
Loss on ordinary activities before taxation		(12,525)	(9,689)

Tax on loss on ordinary activities	4	(94)	(181)
Loss for the period		(12,619)	(9,870)

Dividends		—	—
Retained loss for the period		(12,619)	(9,870)

All amounts relate to acquisitions during the period ended 24 September 2004.

There is no material difference between the loss on ordinary activities before taxation and the loss for the period stated above and their historical cost equivalents.

Statement of group total recognised gains and losses

	Period ended	Period ended
	30 September 2005	24 September 2004
	(unaudited)	(unaudited)
	£’000	£’000

Loss for the period	(12,619)	(9,870)
Exchange adjustments in reserves	(606)	29
Total recognised losses in the period	(13,225)	(9,841)

The notes form an integral part of these financial statements.

Consolidated balance sheets

	Note	At 30 September 2005	At 31 December 2004
		(unaudited)	£’000
		£’000

Fixed assets
Intangible assets	5	26,696	36,783
Tangible assets		1,464	1,602
		28,160	38,385

Current assets
Stock		6,849	5,916
Debtors		17,402	16,879
Investments		4,259	10,748
Cash at bank and in hand		16,645	12,722
		45,155	46,265

Creditors: amounts falling due within one year		(12,735)	(16,256)
Net current assets		32,420	30,009

Total assets less current liabilities		60,580	68,394

Creditors: amounts falling due after more than one year		(85,649)	(80,201)
Provisions for liabilities and charges		(183)	(384)
Net (liabilities)		(25,252)	(12,191)

Capital and reserves
Called up share capital		237	234
Share premium		1,402	1,402
Profit and loss reserve		(26,891)	(13,827)
Total shareholders’ deficit		(25,252)	(12,191)

The notes form an integral part of these financial statements.

Consolidated cash flow statements

		Period ended	Period ended
	Note	30 September 2005	24 September 2004
		(unaudited)	(unaudited)
		£’000	£’000

Net cash (outflow)/inflow from operating activities	7	(1,586)	3,485

Returns on investments and servicing of finance
Interest received		412	139
Interest paid		(2)	(69)
Net cash inflow from returns on investments and servicing of finance		410	70

Taxation		132	(136)

Capital expenditure and financial investment
Purchase of tangible fixed assets		(320)	(670)
Purchase of intellectual property		(100)	(1,352)
Receipt from out licence of intellectual property		—	3,902
Net cash inflow from capital expenditure and financial investment		(420)	1,880

Acquisitions
Purchase of business assets and subsidiary undertakings		—	(59,867)
Net cash acquired with subsidiary undertakings		—	985
Deferred consideration for acquisitions in previous periods		(1,202)	—
Net cash outflow from acquisitions		(1,202)	(58,882)

Equity dividends paid to shareholders		—	—

Net cash outflow before use of liquid resources and financing		(2,666)	(53,583)

Management of liquid resources
Decrease/increase in short-term deposits with banks		6,538	(11,355)

Financing
Issue of ordinary share capital		19	1,656
Share issue expenses		—	(45)
Receipt of subordinated preference certificates		—	70,785
Net cash inflow from financing		19	72,396

Increase in cash	8	3,891	7,458

The notes form an integral part of these financial statements.

Zeneus Holdings Limited

Notes to unaudited consolidated U.K. GAAP financial statements as of 30 September 2005 and 24 September 2004 with reconciliation to U.S. GAAP

1. Accounting policies

The interim financial statements present the unaudited financial results and selected notes of the group and its subsidiary undertakings at 30 September 2005 and the results of its operations from 1 January 2005 to 30 September 2005 and for the period ended 24 September 2004, although the group only began trading on 12 February 2004.

These interim financial statements do not constitute statutory financial statements.

Basis of preparation

The interim financial statements have been prepared on a basis consistent with the accounting policies set out in the audited financial statements of Zeneus Holdings Limited for the period ended 31 December 2004 and in accordance with generally applicable accounting standards in the United Kingdom.

Going concern

The directors are satisfied that it is appropriate to prepare the interim financial statements on the going concern basis, as the group has adequate cash to meet its debts as they fall due and is funded by subordinated preference certificates on which interest accumulates and which are not due for repayment until 2034.

2. Segmental reporting

The group’s activities consist solely of the promotion and marketing of pharmaceutical products and, consequently, only comprise one business segment.

The geographical segment analysis is provided below.

	Period ended
	30 September 2005		At 30 September 2005
	(unaudited)		(unaudited)
	Turnover	Loss before tax	Net liabilities
	£’000	£’000	£’000

United Kingdom	23,448	(8,931)	(38,935)
Continental Europe	22,417	2,116	13,572
Rest of World	2,291	(398)	111
Less inter-segment turnover	(9,960)	—	—
Interest	—	(5,312)	—
	38,196	(12,525)	(25,252)

	Period ended 24 September 2004
	(unaudited)		At 31 December 2004
	Turnover	Loss before tax	Net liabilities
	£’000	£’000	£’000

United Kingdom	18,361	(7,080)	(28,967)
Continental Europe	17,323	2,016	16,765
Rest of World	1,632	(224)	11
Less inter-segment turnover	(7,808)	—	—
Interest	—	(4,401)	—
	29,508	(9,689)	(12,191)

The turnover analysis is based on the country in which the customer is located. If it were based on the country in which the order is received £1,036k (2004: £1,337k) of Continental Europe and £2,291k (2004: £1,632k) of Rest of World would be included in the United Kingdom.

3. Interest payable and similar charges

	Period ended	Period ended
	30 September 2005	24 September 2004
	(unaudited)	(unaudited)
	£’000	£’000

Interest payable on subordinated preference certificates	5,722	4,470
Bank and other finance charges	2	70
	5,724	4,540

4. Tax on loss on ordinary activities

The tax charge for the period reflects the estimated effective tax rate for the full year in the countries where the group currently pays tax.

5. Intangible assets

At 30 September 2005 (unaudited)	£’000

Cost
At 1 January 2005	47,657
Additions	100
At 30 September 2005	47,757

Accumulated amortisation
At 1 January 2005	10,874
Charge for the period	10,187
At 30 September 2005	21,061

Net book amount
At 30 September 2005	26,696

Intangible assets mainly include intellectual property with a net book value at 30 September 2005 of £25,683k.

6. Contingent liabilities

Contingent consideration of up to $15,000k (£8,345k at 30 September 2005 exchange rates) will be paid to Elan Corporation, in respect of the acquisition of its business assets on 12 February 2004, if the Apax Funds receive any cash amount from the group in relation to their investment.

7. Cash flow from operating activities

Reconciliation from operating loss to net cash inflow from operating activities:

	Period ended	Period ended
	30 September 2005	24 September 2004
	(unaudited)	(unaudited)
	£’000	£’000

Operating loss	(7,213)	(5,288)
Depreciation	457	40
Amortisation and impairment	10,187	7,761
Loss on sale of fixed assets	1	3
Deferred income released	(274)	(62)
Share charge expenses	161	—
Increase in stock	(1,096)	(1,024)
Increase in debtors	(1,956)	(3,062)
Decrease/increase in creditors	(1,710)	5,261
Decrease in provisions	(143)	(144)
Net cash flow from operating activities	(1,586)	3,485

8. Reconciliation of increase in cash to net debt

Period ended
30 September 2005
(unaudited)
£’000

Net debt at 31 December 2004	(53,348)
Increase in cash	3,891
Decrease in short-term deposits with banks	(6,538)
Exchange adjustments	81
Non-cash movements	(5,722)
Net debt at 30 September 2005	(61,636)

The movement in net debt can be reconciled to the balance sheet as follows:

	At 1 January 2005	Cash flow	Non cash changes	Exchange movements	At 30 September 2005
	£’000	£’000	£’000	£’000	(unaudited)
					£’000

Cash in hand and at bank	12,722	3,891	—	32	16,645
Short-term deposits with banks	10,748	(6,538)	—	49	4,259
Total cash	23,470	(2,647)	—	81	20,904

Subordinated preference certificates	(76,818)	—	(5,722)	—	(82,540)
Net debt	(53,348)	(2,647)	(5,722)	81	(61,636)

9. Subsequent events

On 22 December 2005 the Group was acquired by Cephalon International Holdings, Inc. As a result of this acquisition, the maximum amount of this contingent consideration ($15,000k) was paid to Elan Corporation on 23 December 2005. However, given the circumstances of the group existing at 30 September 2005, this potential consideration has been treated as a contingent liability in the interim accounts.

10. Summary of differences between UK and US generally accepted accounting principles

The group prepares its financial statements in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differs in certain significant respects from those generally accepted in the United States of America (US GAAP). The significant differences that affect retained loss and shareholders’ deficit of the group are set out below.

		Period ended	Period ended
Profit/loss	Note	30 September 2005	24 September 2004
		(unaudited)	(unaudited)
		£’000	£’000

Loss for the financial period under UK GAAP		(12,619)	(9,870)
In-process research & development costs	a	1,129	(1,589)
Post-employment benefits	b	(5)	37
Share based compensation	c	(7)	—

Net loss under US GAAP		(11,502)	(11,422)

Shareholders’ deficit	Note	At 30 September 2005	At 31 December 2004
		(unaudited)	£’000
		£’000

Shareholders’ deficit under UK GAAP		(25,252)	(12,191)
In-process research & development costs	a	(333)	(1,462)
Post-employment benefits	b	29	34

Shareholders’ deficit under US GAAP		(25,556)	(13,619)

		Period ended	Period ended
	Note	30 September 2005	24 September 2004
		(unaudited)	(unaudited)
		£’000	£’000
Consolidated statement of cash flows under US GAAP	d

Net cash used in/provided by operating activities		(1,044)	3,419
Net cash used in investing activities		(1,622)	(57,002)
Net cash provided by financing activities		19	72,196

Net increase in cash and cash equivalents		(2,647)	18,613
Exchange rate movements		81	(20)
Cash and cash equivalents at beginning of period		23,470	—

Cash and cash equivalents at end of period		20,904	18,593

The following are the notes to the profit and equity shareholders’ deficit reconciliations:

a              In–process research & developments costs

Under UK GAAP, certain acquired in-process research and development costs relating to license payments have been capitalised as intellectual property and amortised over their estimated useful economic lives.

Under US GAAP, research and developments costs, including the licenses for products not yet fully developed, are expensed as incurred unless there is regulatory approval. Any payments, such as milestone payments, made subsequent to regulatory approval are capitalised.

b              Post-employment benefits

The group is required by law in Italy to pay certain post-employment amounts to all employees. Under UK GAAP, the liability is accrued as part of the salary costs of the employees.

Under US GAAP, the Italian plan is required to be treated as a defined benefit post-employment obligation and a liability is recorded based on the actuarial valuation using the projected unit credit method.

c              Share based compensation

Under UK GAAP, UITF 17 requires a charge is made to the profit and loss account for share based compensation based on the intrinsic value at the date of grant. Intrinsic value is calculated as the difference between the fair value of the related share at the date of grant and the exercise price.

Under US GAAP, companies have the option of accounting for stock based compensation under FAS 123 (Accounting for Stock-Based Compensation) or APB25 (Accounting for Stock Issued to Employees). The group has chosen to calculate such costs under APB25, which requires the compensation expense to be calculated with reference to the intrinsic value at the measurement date. For fixed plans, the measurement date is the grant date. Variable plans require re-measurement every period until the number of shares and fair value are known. For both fixed and variable schemes, compensation expense is generally recognised over the period. Additional compensation expense has been recognised for share based compensation as a result of the repurchase features that result in variable accounting under US GAAP.

d              Cash flow statements

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investments, acquisitions and disposals, management of liquid resources and financing. Under UK GAAP, all interest is treated as part of returns on investment and servicing of finance. Under UK GAAP, certain short term bank deposits are treated as current asset investments in the balance sheet and are included in the cash flow statement within the movement in liquid resources.

Under US GAAP, however, only three categories of cash flow activity are reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP are included as operating activities under US GAAP. Capital expenditure and financial investments and acquisitions and disposals are included as investing activities under US GAAP. Cash flows associated with bank overdrafts and short term borrowings are included under financing activities and changes arising from the management of liquid resources are treated as either financing activities or as an activity in cash and cash equivalents under US GAAP. Under US GAAP, short term bank deposits of £4,259k have been included within the cash and cash equivalents, as they have a maturity of less than three months.

e              Deferred taxes

UK GAAP requires full provision to be made for deferred tax assets and liabilities that arise from timing differences between the recognition of gains and losses in the financial statements and their recognition in the tax computation. Deferred tax assets are recognised only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted.

Under US GAAP, deferred taxation is provided on all temporary differences between the financial statements carrying amounts of all existing assets and liabilities and their respective tax basis. Deferred tax is provided subject to a valuation allowance to reduce deferred tax assets to the amount which more likely than not will be realised in future tax returns.

There are certain deferred tax assets, primarily in relation to trading losses, which have not been recognised in the balance sheet under UK GAAP. Under US GAAP, these deferred tax assets would have been recognised, but a full valuation allowance would have been raised to reduce their value to nil. Consequently, there is no impact on either the net loss or the shareholders’ deficit.

Zeneus Holdings Limited consolidated U.K. GAAP financial statements as of 31 December 2004 and for the period then ended with reconciliation to U.S. GAAP

Report of independent auditors to the board of directors and shareholders of Zeneus Holdings Limited

In our opinion, the accompanying consolidated balance sheet and the related consolidated profit and loss account and consolidated cash flow statement present fairly, in all material respects, the financial position of Zeneus Holdings Limited and its subsidiaries at December 31, 2004 and the results of their operations and their cash flow for the period then ended, in conformity with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the company’s management and directors; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 30 to the consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom
March 7, 2006

Consolidated profit and loss account for the period ended 31 December 2004

	Note	£’000

Turnover		41,505
Cost of sales		(12,861)
Gross profit		28,644

Net operating expenses	4	(37,543)
Operating loss	5	(8,899)

Interest receivable	7	408
Interest payable and similar charges	8	(6,306)
Loss on ordinary activities before taxation		(14,797)

Tax on loss on ordinary activities	9	(71)
Loss for the financial period		(14,868)

Dividends		—
Retained loss for the financial period		(14,868)

All amounts relate to acquisitions during the period.

There is no material difference between the loss on ordinary activities before taxation and the loss for the period stated above and their historical cost equivalents.

Statement of group total recognised gains and losses

£’000

Loss for the financial period	(14,868)
Exchange adjustments in reserves	1,041
Total recognised losses in the period	(13,827)

The notes form an integral part of these financial statements.

Consolidated balance sheet as at 31 December 2004

	Note	£’000
Fixed assets
Intangible assets	10	36,783
Tangible assets	11	1,602
Investments	12	—
		38,385
Current assets
Stock	13	5,916
Debtors	14	16,879
Investments	15	10,748
Cash at bank and in hand		12,722
		46,265

Creditors: amounts falling due within one year	16	(16,256)
Net current assets		30,009

Total assets less current liabilities		68,394
Creditors: amounts falling due after more than one year	17	(80,201)
Provisions for liabilities and charges	18	(384)
Net (liabilities)		(12,191)

Capital and reserves
Called up share capital	19	234
Share premium	20	1,402
Profit and loss reserve	20	(13,827)
Total shareholders’ deficit	21	(12,191)

The notes form an integral part of these financial statements.

Consolidated cash flow statement for the period ended 31 December 2004

	Note	£’000	£’000
Net cash inflow from operating activities	25		8,971

Returns on investments and servicing of finance
Interest received		408
Interest paid		(73)
Net cash inflow from returns on investments and servicing of finance			335

Taxation			(142)

Capital expenditure and financial investment
Purchase of tangible fixed assets		(1,275)
Purchase of intellectual property		(1,352)
Receipt from out licence of intellectual property		3,902
Net cash inflow from capital expenditure and financial investment			1,275

Acquisitions	27
Purchase of business assets and subsidiary undertakings		(60,436)
Net cash acquired with subsidiary undertakings		985
Net cash outflow from acquisitions			(59,451)

Equity dividends paid to shareholders			—

Net cash outflow before use of liquid resources and financing			(49,012)

Management of liquid resources
Increase in short-term deposits with banks			(10,678)

Financing
Issue of ordinary share capital		1,661
Share issue expenses		(45)
Receipt of subordinated preference certificates		70,585
Net cash inflow from financing			72,201

Increase in cash	26		12,511

The notes form an integral part of these financial statements.

Zeneus Holdings Limited

Notes to consolidated U.K. GAAP financial statements

as of 31 December 2004 and for the period then ended with reconciliation to U.S. GAAP

1. Statement of directors’ responsibilities

The directors are responsible for preparing relevant financial statements for the group as at 31 December 2004 and for the period ended 31 December 2004, in conformity with generally accepted accounting principles in the United Kingdom with a reconciliation to generally accepted accounting principles in the United States of America.

The directors are responsible for keeping proper accounting records that disclose with reasonable accuracy at any time the financial position of the group and for identifying and ensuring that the group complies with the law and regulations applicable to its activities. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The directors confirm that suitable accounting policies have been used and applied consistently throughout the year. They also confirm that reasonable and prudent judgements and estimates have been made in preparing the financial statements and that applicable accounting standards have been followed.

2. Accounting Policies

Basis of preparation

These financial statements of the group for the period ended 31 December 2004 have been prepared on the going concern basis under the historical cost convention and in accordance with generally applicable accounting standards in the United Kingdom. The group financial statements incorporate the results of Zeneus Holdings Limited and its subsidiary undertakings and present the financial position of the group in its current form at 31 December 2004 and the results of its operations from its incorporation on 3 September 2003 to 31 December 2004. The group was incorporated on 3 September 2003 and on 12 February 2004 acquired certain European sales and marketing businesses from Elan Corporation, at which date the group began trading. These financial statements present the financial position of the group in its current form as at 31 December 2004 and the results of operations for the period ended 31 December 2004.

These financial statements do not constitute the statutory financial statements of the Group. Copies of the statutory financial statements can be obtained from the Registrar at Companies House, or from The Company Secretary, Zeneus Holdings Limited, The Magdalen Centre, Oxford Science Park, Oxford, OX4 4GA.

The principal accounting policies, which have been applied consistently throughout the year, are set out below:

Basis of consolidation

The group’s financial statements consolidate those of the company and of its subsidiary undertakings (see note 12). The results of subsidiary undertakings acquired during the year are included from the date that control passes to the group. Profits or losses on inter-group transactions are eliminated in full. On acquisition of a subsidiary, all of the subsidiary’s assets and liabilities which exist at the date of acquisition are recorded at their fair values reflecting their condition at that date.

Going concern

The Directors are satisfied that it is appropriate to prepare the accounts on the going concern basis, as the group has net cash inflow from operations, has adequate to meet its debts as they fall due and is funded by subordinated preference certificates on which interest accumulates and which are not due for payment until 2034.

Turnover

Turnover for the supply of goods and services to external customers represents the net invoice value, after the deduction of standard discounts given at the point of sale less accruals for estimated future rebates and returns. Value added tax and other sales taxes are excluded from revenue.

Turnover for the supply of goods to external customers is recognised on dispatch of the goods against orders received, except where companies within the group export goods to other countries, in which case it is recognised on delivery of the goods.

Turnover in relation to out-licensing deals for intellectual property owned by the group are capitalised in the balance sheet as deferred income and released to the profit and loss account on a straight line basis over the period of the agreement.

Turnover for other services is recognised as the services are performed.

Research and development

Research and development expenditure is charged to the profit and loss account in the period in which it is incurred.

Tangible fixed assets

Tangible fixed assets are stated at cost less a charge for depreciation. Depreciation is calculated so as to write off the cost on a straight line basis over the expected useful lives of the assets concerned. The principal annual rates used for this purpose are:

•                  Leasehold improvements – term of the lease

•                  Computer equipment – 3-5 years

•                  Fixtures and fittings – 5-10 years

The net book value of fixed assets is written down to estimated recoverable amount, should any impairment be identified.

Intellectual property

Intellectual property represents patents and other licences for products and is initially recognised as an intangible asset at cost. An amortisation charge is made to write off the cost in equal instalments over the estimated useful life of the assets. The estimated useful lives have been determined by consideration of all relevant factors and taking into account the significant uncertainties that exist in respect of the value of the intellectual property beyond the estimated useful lives used to write-off the cost. The estimated useful lives are as follows:

•                  Branded generics, operating in a competitive market – 3 years

•                  Other intangible assets – over remaining period of the patent, but not exceeding 10 years

Impairment reviews are carried out annually where there is an indication that the carrying value of the asset may be impaired.

Goodwill

On the acquisition of a business or intangible assets, fair values are attributed to the net assets acquired. Any goodwill arising, representing the excess of the fair value of the purchase consideration over the fair value of the net assets acquired is capitalised and amortised over its estimated useful life, subject to a maximum of 20 years.

Current assets

Current assets, including inventory, are carried at the lower of cost and net realisable value. Inventory cost is determined on a first in, first out basis.

Provisions are only made against current assets on a specific basis, or where there is sufficient historical evidence to support a general provision.

Pensions

The group operates defined contribution pension schemes in a number of its subsidiaries. Employer’s contributions are charged to the profit and loss account as they are incurred. The group has no obligation to the pension scheme beyond the payment of contributions and does not offer any post employment benefits, other than those required by law in Italy.

Deferred tax

Deferred tax is accounted for on an undiscounted basis at expected tax rates in respect of all differences arising from the inclusion of items of income or expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is only recognised when it is more likely than not that the asset will be recoverable in the foreseeable future out of suitable taxable profits from which the underlying differences can be deducted.

Leased assets

Rentals under operating leases are charged to the profit and loss account as incurred over the lease term.

Foreign currencies

Transactions denominated in foreign currencies are translated at the rates of exchange on the day the transaction occurs. Monetary assets and liabilities denominated in a foreign currency are translated at the exchange rate ruling on the balance sheet date. Exchange differences are included in the profit and loss account.

The accounts of overseas subsidiary undertakings are translated into sterling in the consolidated accounts. Profit and loss account items are translated at the average rate for month in which they were incurred. Assets and liabilities are translated at the rate of exchange ruling on the balance sheet date. Exchange differences arising on the retranslation of opening assets and liabilities are taken directly to reserves.

Subordinated preference certificates

Subordinated preference certificates are stated at the amount of proceeds adjusted for the interest accrued to date.

Employee shares

Certain employees are granted shares, either through immediately exercisable share options or through the acquisition of shares from employees who have left the group. In accordance with Urgent Issues Task Force Abstract 17 “Employee Share Schemes”, a charge is made for the cost of these shares for the difference between the amount the employee pays and the fair value of the share or share option at the date of the grant.

3. Segmental reporting

The group’s activities consist solely of the promotion and marketing of pharmaceutical products and, consequently, only comprise one business segment.

The geographical segmented analysis is provided below.

	Turnover	Profit/(loss) before tax	Net assets
	£’000	£’000	£’000

United Kingdom	14,693	(11,541)	(28,967)
Continental Europe	36,612	2,977	16,765
Rest of World	2,432	(335)	11
Less inter-segment turnover	(12,232)	—	—
Interest	—	(5,898)	—
	41,505	(14,797)	(12,191)

The turnover analysis is based on the country in which the customer is located. If it were based on the country in which the order is received £1,907k of Continental Europe and £2,432k of Rest of World would be included in the United Kingdom.

4. Net operating expenses

£’000

Distribution	1,127
Sales and marketing costs	13,628
Research & development expenditure	4,378
Administrative expenses	18,410
37,543

5. Operating loss

Operating loss is stated after charging:

£’000

Depreciation of tangible fixed assets	326
Amortisation of intangible fixed assets	10,874
Loss on disposal of tangible fixed assets	2
Loss on disposal of other intangible fixed assets	3
Operating lease charges
- plant and machinery	91
- other	1,058
Foreign exchange losses	390
Auditors’ remuneration
- group audit services provided by PricewaterhouseCoopers LLP	99
- non-audit services provided by PricewaterhouseCoopers LLP	51
- audit services provided by other firms	17

The audit fee for the Company is borne by a subsidiary undertaking.

The non-audit services provided by PricewaterhouseCoopers LLP comprise mainly tax compliance and advisory services. In addition, fees of £1,289k were paid to PricewaterhouseCoopers LLP for due diligence and other transaction services in respect of the acquisition from Elan Corporation (see note 27). These costs have been capitalised as part of the costs of acquisition.

6. Directors’ and employee information

(i) Directors’ emoluments

£’000

Aggregate emoluments	911

During the period the group made contributions totalling £72k for four directors to the group defined contribution pension scheme.

The emoluments of the highest paid director were:

£’000

Aggregate emoluments	288

Contributions to defined contribution pension scheme	22

(ii) Employee Information

£’000

Wages and salaries	8,378
Social security costs	1,706
Other pension costs	623
10,707

The average monthly number of persons (including executive directors) employed by the group during the period since 12 February 2004, by activity, was:

Number

Research & development	24
Marketing	23
Sales	111
General & administration	42
200

7. Interest receivable

£’000

Interest receivable on bank balances	252
Interest receivable in respect of acquisition (note 27)	156
408

8. Interest payable and similar charges

£’000

Interest payable on subordinated preference certificates	6,233
Bank and other finance charges	73
6,306

9. Taxation on the loss for the period

£’000
Current tax:
UK corporation tax on losses for the period	—
Foreign corporation tax	71
Tax on loss on ordinary activities	71

The tax assessed for the period is higher than the standard rate of corporation tax in the UK (30%). The differences are explained below:

£’000

Loss on ordinary activities before tax	(14,797)

Loss on ordinary activities multiplied by UK tax rate (30%)	(4,439)
Effects of:
Different foreign tax rates	(409)
Expenses not deductible for tax purposes	277
Accelerated capital allowances and other timing differences	9
Losses not recognised	4,633
Current tax charge	71

The group has an unrecognised potential deferred tax asset of approximately £17,300k (Company: £nil), primarily as a result of unutilised tax losses carried forward. These are not expected to reverse in the foreseeable future.

10. Intangible assets

Total
£’000
Cost
Acquired on 12 February 2004	46,308
Subsequent additions	1,352
Disposals	(3)
At 31 December 2004	47,657
Accumulated amortisation
Charge for the year	(10,874)
At 31 December 2004	(10,874)
Net book amount
At 31 December 2004	36,783

Intangible assets mainly include intellectual property with a net book value at 31 December 2004 of £36,770k. On 12 February 2004 the group acquired intellectual property, mainly comprising patents and licenses, from Elan Corporation (see note 27). Subsequently, on 5 April 2004, the group acquired the European marketing and distribution of DepoDur in Europe from SkyePharma PLC for £1,352k.

11. Tangible assets

	Leasehold Improvements	Computer Equipment	Fixture & Fittings	Total
	£’000	£’000	£’000	£’000
Cost
Acquired at 12 February 2004	155	238	234	627
Exchange adjustments	7	11	10	28
Subsequent additions	228	989	58	1,275
Disposals	(3)	(74)	(2)	(79)
At 31 December 2004	387	1,164	300	1,851
Accumulated depreciation
Charge for the year	57	219	50	326
Disposals	(2)	(73)	(2)	(77)
At 31 December 2004	55	146	48	249
Net book amount
At 31 December 2004	332	1,018	252	1,602

12. Subsidiary undertakings

The Group comprises the following subsidiary undertakings:

Country of registration or incorporation
Zeneus Pharma Limited	England & Wales
Zeneus Pharma SARL	France
Zeneus Pharma GmbH	Germany
Zeneus Pharma (Ireland) Limited	Republic of Ireland
Zeneus Pharma Italia Srl	Italy
Zeneus Pharma SL	Spain
Zeneus Pharma BV	The Netherlands
Zeneus Pharma ApS	Denmark
Zeneus Pharma (Schweiz) GmbH	Switzerland
Medeus Pharma Inc	United States of America

All of the subsidiary undertakings are 100% owned and included in the consolidation. The principal activity of all the subsidiary undertakings is the sale and marketing of pharmaceutical products.

13. Stocks

£’000

Raw materials and consumables	817
Finished goods and goods for resale	5,099
5,916

14. Debtors

£’000

Trade debtors	15,757
Other debtors	441
Corporation tax recoverable	291
Prepayments and accrued income	390
16,879

Other debtors include £39k falling due after more than one year.

15. Investments - current assets

£’000

Short term bank deposits	10,748

16. Creditors: amounts falling due within one year

£’000

Trade creditors	5,145
Corporation tax	223
Other taxation and social security	102
Other creditors	1,552
Accruals	7,666
Deferred income (see note 17)	366
Deferred consideration (see note 27)	1,202
16,256

17. Creditors: amounts falling due after more than one year

£’000

Subordinated preference certificates	76,818
Deferred income	3,383
80,201

The subordinated preference certificates (“SPC”) were issued by the Apax Funds as funding for the acquisition from Elan Corporation on 12 February 2004 (see note 27). At the acquisition date, the value of the SPC was £70,588k. The SPC are redeemable on 12 February 2034, with cumulative interest of 10% per annum.

The deferred income relates to the payment of £3,901k made to the group by Sopherion Therapeutics Inc in relation to the out-licensing agreement for the marketing and distribution of Myocet in the United States and Canada. It is being released to the profit and loss account over the period of the relevant licenses. Of the total deferred income at 31 December 2004 of £3,749k, £366k expires in less than one year (see note 16), £366k expires between one and two years, £1,097k between two and five years and £1,920k in greater than five years.

18. Provisions for liabilities and charges

	Restructuring	Other	Total
	£’000	£’000	£’000

Acquired at 12 February 2004	16	166	182
Exchange adjustments	1	7	8
Charged to the profit and loss account	194	—	194
At 31 December 2004	211	173	384

The restructuring provision is expected to be mainly utilised during the next year. Other provisions mainly relate to grants.

19. Called up share capital

	Number	£’000
Authorised
A Ordinary shares of £0.001 each	14,620,980	15
B Ordinary shares of £0.10 each	1,578,400	158
C Ordinary shares of £1 each	3	—
D Ordinary shares of £0.10 each	665,370	67
		240
Allotted and fully paid
A Ordinary shares of £0.001 each	14,620,980	15
B Ordinary shares of £0.10 each	1,578,400	158
C Ordinary shares of £1 each	3	—
D Ordinary shares of £0.10 each	609,500	61
		234

On incorporation (3 September 2003) the authorised share capital of the Company was 100 Ordinary shares of £1 each, of which 1 share was allotted and fully paid at par value.

On 12 February 2004 each Ordinary share was converted into 1000 A Ordinary shares of £0.001 each and a further 14,520,980 A Ordinary shares were authorised. On the same date 14,619,980 A Ordinary shares were allotted and fully paid at a premium of £0.0956 per share.

On 12 February 2004 1,578,400 B Ordinary shares of £0.10 each were authorised. On the same date all of these shares were allotted and fully paid at par value.

On 12 February 2004 3 C Ordinary shares of £1 each were authorised. On the same date all of these shares were allotted and fully paid at a premium of £16,614 per share.

On 12 February 2004 415,370 D Ordinary shares of £0.10 each were authorised. On 25 August 2004 a further 250,000 D Ordinary shares were authorised. During the year a total 609,500 shares were allotted to employees and fully paid at par, with allotment dates of 12 February 2004 (335,000 shares), 4 June 2004 (6,500 shares), 19 July 2004 (2,000 shares), 23 November 2004 (74,000 shares) and 25 November (192,000 shares). The shares allotted on 23 and 25 November 2004 were issued as immediately exercisable share options at par. There are no options outstanding at 31 December 2004.

All of the shares have the same voting rights rank pari passu on liquidation. However, each of the C Ordinary shares has some special rights over the other Ordinary shares in respect of receiving 1% of the total consideration in the event of the sale or flotation of the Company, providing that the total consideration exceeds a specified amount. The remainder of the consideration would be received pro rata by the other ordinary shareholders in the ratio of the number of shares held.

20. Reserves

Group	Share premium	Profit and loss reserve
	£’000	£’000

Issue of shares	1,447	—
Share issue expenses	(45)	—
Retained loss for the financial period	—	(14,868)
Exchange adjustments in reserves	—	1,041
31 December 2004	1,402	13,827

21. Reconciliation of movements in shareholders’ deficit

£’000

Issue of share capital	1,681
Share issue expenses	(45)
Loss for the year	(14,868)
Exchange adjustments in reserves	1,041
Shareholders’ deficit at 31 December 2004	(12,191)

22. Contingent liabilities

As explained in note 27, further contingent consideration of up to $15,000k (£7,813k at period-end exchange rates) will be paid to Elan Corporation, in respect of the acquisition of its business assets, if the Apax Funds receive any cash amount from the group in relation to their investment.

23. Pension commitments

The group operates a defined contribution scheme in the United Kingdom.  The contributions to the scheme were £207k during the period. No related amounts are included in the balance sheet.

24. Financial commitments

At 31 December 2004 the group had the following annual commitments under non-cancellable operating leases expiring:

	Land and buildings	Other
	£’000	£’000

Within one year	173	267
Within two to five years	1,028	500
After five years	208	—
	1,409	767

25. Cash flow from operating activities

Reconciliation from operating loss to net cash inflow from operating activities:

£’000

Operating loss	(8,899)
Depreciation	326
Amortisation	10,874
Loss on sale of fixed assets	5
Deferred income released	(153)
Increase in stock	(1,586)
Decrease in debtors	3,119
Increase in creditors	5,091
Increase in provisions	194
Net cash inflow from operating activities	8,971

26. Reconciliation of increase in cash to net debt

£’000

Increase in cash	11,526
Increase in short-term deposits with banks	10,678
Net cash acquired with subsidiary undertakings	985
Exchange adjustments	281
Total cash at 31 December 2004	23,470

Increase in subordinated preference certificates	(70,585)
Non-cash movements	(6,233)
Net debt at 31 December 2004	(53,348)

The movement in net debt can be reconciled to the balance sheet as follows:

	Cash flow	Non cash changes	Exchange movements	As at 31 December 2004
	£’000	£’000	£’000	£’000

Cash in hand and at bank	12,511	—	211	12,722
Short-term deposits with banks	10,678	—	70	10,748
Total cash	23,189	—	281	23,470

Subordinated preference certificates	(70,585)	(6,233)	—	(76,818)
Net debt	(47,396)	(6,233)	281	(53,348)

27. Acquisition

On 12 February 2004 the Company, through its subsidiary Zeneus Pharma Limited, acquired certain European sales and marketing businesses from Elan Corporation, comprising business assets in the United Kingdom and the entire share capital of subsidiary undertakings in France, Germany, Ireland, Italy and Spain.  The total acquisition price was £61,638k, including capitalised transaction costs of £3,605k.

	Book value acquired before eliminations	Inter-company eliminations	Revaluations	Fair value acquired
	£’000	£’000	£’000	£’000

Intangible fixed assets	48,611	—	(2,303)	46,308
Tangible fixed assets	627	—	—	627
Inventory	6,184	(1,887)	—	4,297
Debtors	19,065	—	—	19,065
Creditors	(9,462)	—	—	(9,462)
Provisions	(182)	—	—	(182)
Cash	1,008	—	—	1,008
Overdrafts	(23)	—	—	(23)
Net assets acquired	65,828	(1,887)	(2,303)	61,638

Consideration				61,638

The book values of the assets and liabilities have been taken from the management accounts of Elan Corporation at actual exchange rates on that date. Intellectual property has been revalued to fair value. Inventory has been revalued from Elan Corporation’s transfer price to actual purchase cost.

The consideration included £1,428k of net deferred consideration in relation to certain trade receivables and payables. At 31 December 2004, £1,202k remains unpaid. The balance will be settled during 2005. As a result of the final agreement of the price, Elan Corporation was required to repay some of the initial proceeds. Interest of £156k was received in respect of this repayment (see note 7).

In addition, additional contingent consideration of up to $15,000k (£7,813k at period-end exchange rates) will be paid to Elan Corporation if the Apax Funds receive any cash amount from the group in relation to their investment. The exact amount of the consideration is dependent on the return made by the Apax Funds at the time of such an event. As discussed in note 29, the maximum amount was paid following the acquisition by Cephalon International Holdings, Inc, but it has been treated as a contingent liability in these accounts because of the conditions existing at the time.

It is not practicable to separately identify the results of the acquired assets for the year prior to the acquisition, as a significant proportion was not previously a separate entity. The results since the acquisition represent substantially all the results of the Group for the period.

28. Related party disclosure

The company has taken advantage of the exemption under the terms of FRS 8 from disclosing related party transactions with entities that are part of the Zeneus Holdings Limited group.

Apax Partners is considered a related party and the transactions and balances with it during the year are as follows:

£’000
Transactions during the period
Capitalised transaction costs (note 27)	2,049
Administrative expenses	48
Interest expense on subordinated preference certificates	(6,140)
Balances at 31 December 2004
Trade creditor	9
Subordinated preference certificates	75,675

Sir Richard Sykes, a director of the Company, is considered a related party and the transactions and balances with him during the year are as follows:

£’000
Transactions during the period
Interest expense on subordinated preference certificates	(93)
Balances at 31 December 2004
Subordinated preference certificates	1,143

29. Subsequent events

On 22 December 2005 the group was acquired by Cephalon International Holdings, Inc. As a result of this acquisition, the maximum amount of contingent consideration (of $15,000k) was paid to Elan Corporation on 23 December 2005. However, given the circumstances of the group existing at 31 December 2004, this then potential consideration has been treated as a contingent liability in these accounts.

30. Summary of differences between UK and US generally accepted accounting principles

The group prepares its financial statements in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differs in certain significant respects from those generally accepted in the United States of America (US GAAP). The significant differences that affect retained loss and shareholders’ deficit of the group are set out below.

		Period ended
Profit/loss	Note	31 December 2004
		£’000

Loss for the financial period under UK GAAP		(14,868)
In-process research & development costs	a	(1,462)
Post-employment benefits	b	34

Net loss under US GAAP		(16,296)

Shareholders’ deficit	Note	At 31 December 2004
		£’000

Shareholders’ deficit under UK GAAP		(12,191)
In-process research & development costs	a	(1,462)
Post-employment benefits	b	34

Shareholders’ deficit under US GAAP		(13,619)

		Period ended
	Note	31 December 2004
		£ ’000
Consolidated statement of cash flows under US GAAP	c

Net cash provided by operating activities		9,164
Net cash used in investing activities		(58,176)
Net cash provided by financing activities		72,201

Net increase in cash and cash equivalents		23,189
Exchange rate movements		281
Cash and cash equivalents at beginning of period		—

Cash and cash equivalents at end of period		23,470

The following are the notes to the profit and equity shareholders’ deficit reconciliations:

a              In–process research & developments costs

Under UK GAAP, certain acquired in-process research and development costs relating to license payments have been capitalised as intellectual property and amortised over their estimated useful economic lives.

Under US GAAP, research and developments costs, including the licenses for products not yet fully developed, are expensed as incurred unless there is regulatory approval. Any payments, such as milestone payments, made subsequent to regulatory approval are capitalised.

b              Post-employment benefits

The group is required by law in Italy to pay certain post-employment amounts to all employees. Under UK GAAP, the liability is accrued as part of the salary costs of the employees.

Under US GAAP, the Italian plan is required to be treated as a defined benefit post-employment obligation and a liability is recorded based on the actuarial valuation using the projected unit credit method.

c              Cash flow statements

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investments, acquisitions and disposals, management of liquid resources and financing. Under UK GAAP, all interest is treated as part of returns on investment and servicing of finance. Under UK GAAP, certain short term bank deposits are treated as current asset investments in the balance sheet and are included in the cash flow statement within the movement in liquid resources.

Under US GAAP, however, only three categories of cash flow activity are reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP are included as operating activities under US GAAP. Capital expenditure and financial investments and acquisitions and disposals are included as investing activities under US GAAP. Cash flows associated with bank overdrafts and short term borrowings are included under financing activities and changes arising from the management of liquid resources are treated as either financing activities or as an activity in cash and cash equivalents under US GAAP. Under US GAAP, short term bank deposits of £10,748k have been included within the cash and cash equivalents, as they have a maturity of less than three months.

d              Deferred taxes

UK GAAP requires full provision to be made for deferred tax assets and liabilities that arise from timing differences between the recognition of gains and losses in the financial statements and their recognition in the tax computation. Deferred tax assets are recognised only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted.

Under US GAAP, deferred taxation is provided on all temporary differences between the financial statements carrying amounts of all existing assets and liabilities and their respective tax basis. Deferred tax is provided subject to a valuation allowance to reduce deferred tax assets to the amount which more likely than not will be realised in future tax returns.

There are certain deferred tax assets, primarily in relation to trading losses, which have not been recognised in the balance sheet under UK GAAP. Under US GAAP, these deferred tax assets would have been recognised, but a full valuation allowance would have been raised to reduce their value to nil. Consequently, there is no impact on either the net loss or the shareholders’ deficit.

(b)           Pro forma Financial Information.

The following unaudited pro forma condensed consolidated financial information is filed as part of this Current Report on Form 8-K/A:

•                  Pro forma condensed unaudited consolidated balance sheet as of September 30, 2005;

•                  Pro forma condensed unaudited consolidated statement of operations for the nine months ended September 30, 2005;

•                  Pro forma condensed unaudited consolidated statement of operations for the year ended December 31, 2004; and

•                  Notes to pro forma unaudited condensed consolidated balance sheet and statements of operations as of and for the nine months ended September 30, 2005 and the year ended December 31, 2004.

On December 22, 2005, Cephalon, Inc. (“Cephalon,” the “Company” or “we”) completed our acquisition of all of the issued share capital of Zeneus Holdings Limited (“Zeneus”) (the “transaction”). Total consideration paid in connection with the acquisition was $365.8 million. Total purchase price after transaction costs and other working capital adjustments was $385.6 million including $19.8 million of cash acquired. Zeneus is a European specialty pharmaceutical company headquartered in the United Kingdom. Zeneus has three key products that are currently marketed in key European countries: Myocet, used in the treatment of metastatic breast cancer; Abelcet, used as an antifungal treatment; and Targretin, used in the treatment for cutaneous T-cell lymphoma patients. Key customer targets are oncologists, hematologists and dermatologists.

The total purchase price of $385.6 million consists of $375.5 million for all the outstanding shares of Zeneus, $6.7 million paid for transaction costs and $3.4 million for the settlement of other seller related liabilities. The acquisition was funded from Cephalon’s existing cash and short-term investments.

On August 12, 2004, we completed our previously announced acquisition of all of the outstanding shares of capital stock of CIMA LABS INC. (“CIMA”), a Delaware corporation for $514.1 million including transaction costs of $14.0 million.  The acquisition was accomplished pursuant to an Agreement and Plan of Merger dated as of November 3, 2003 (the “Merger Agreement”), a copy of which was filed as Exhibit 2.1 to the Registrant’s Form 8-K dated November 3, 2003 and is incorporated herein by reference.  Pursuant to the Merger Agreement, Cephalon acquired CIMA through the merger of C MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of Cephalon, with and into CIMA, with CIMA surviving as a wholly-owned subsidiary of Cephalon (the “Merger”).  In connection with the Merger, each outstanding share of CIMA common stock was converted into the right to receive $34.00 per share in cash.  Each outstanding option to purchase CIMA common stock, whether or not vested or exercisable, was converted into the right to receive in cash an amount equal to $34.00 less the exercise price for such option.  As a result of the Merger, CIMA became a privately-held company and wholly-owned subsidiary of Cephalon, and its stock is no longer publicly traded.  The purchase price of the acquisition was funded from existing cash on hand.

The results of CIMA have been included in the historical Cephalon results as of August 12, 2004.

The condensed pro forma statements of operations present the effects of the Zeneus and CIMA transactions as if they had been completed on January 1, 2004.  The condensed pro forma balance sheet presents the effects of the Zeneus transaction as if it had been completed on September 30, 2005.  The pro forma adjustments related to the Zeneus transaction are based on a preliminary purchase price allocation.  The Zeneus statements of operations, presented in compliance with accounting principles generally accepted in the United States, were translated from British pounds to U.S. dollars using the average exchange rates of 1.8129 and 1.84475 for the year ended December 31, 2004 and the nine months ended September 30, 2005 respectively.  The September 30, 2005 balance sheet was converted from British Pounds to U.S. dollars using the period end rate of 1.7328.

CEPHALON INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2005

(Unaudited)

(in thousands)

		Zeneus	Pro forma		Pro forma
	Cephalon, Inc.	Holdings Limited	Adjustments	Notes	Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$585,276	$28,842	$(378,863)	(a)	$235,255
Investments	230,348	7,380	—		237,728
Receivables, net	160,362	30,154	—		190,516
Inventory, net	119,342	11,868	—		131,210
Deferred tax asset, net	50,835	—	—		50,835
Other current assets	43,224	—	—		43,224
Total current assets	1,189,387	78,244	(378,863)		888,768

PROPERTY AND EQUIPMENT, net	274,020	2,537	—		276,557
GOODWILL	369,534	—	90,204	(b)	459,738
INTANGIBLE ASSETS, net	512,991	45,682	190,618	(c)	749,291
DEBT ISSUANCE COSTS, net	41,282	—	—		41,282
DEFERRED TAX ASSET, net	286,077	—	—		286,077
OTHER ASSETS	17,677	—	—		17,677
	$2,690,968	$126,463	$(98,041)		$2,719,390

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current Portion of long-term debt	$3,465	$—	$—		$3,465
Accounts payable	56,795	4,992	—		61,787
Accrued expenses	189,644	17,025	6,715	(d)	213,384
Current portion of deferred revenues	444	—	—		444
Total current liabilities	250,348	22,017	6,715		279,080

LONG-TERM DEBT	1,692,630	142,391	(142,391)	(e)	1,692,630
DEFERRED REVENUES	1,174	6,021	(6,021)	(f)	1,174
DEFERRED TAX LIABILITIES	103,879	317	70,573	(g)	174,769
OTHER LIABILITIES	55,602	—	—		55,602
Total liabilities	2,103,633	170,746	(71,124)		2,203,255

COMMITMENTS AND CONTINGENCIES	—	—	—		—

STOCKHOLDERS’ EQUITY:
Common stock and additional paid-in capital	1,152,514	2,840	(2,840)	(h)	1,152,514
Treasury stock	(14,892)	—	—		(14,892)
Accumulated deficit	(588,145)	(47,123)	(24,077)	(h)	(659,345)
Accumulated other comprehensive income	37,858	—	—		37,858
Total stockholders’ equity	587,335	(44,283)	(26,917)		516,135
	$2,690,968	$126,463	$(98,041)		$2,719,390

See accompanying notes.

CEPHALON, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2005

(Unaudited)

(in thousands, except per share data)

		Zeneus	Pro forma		Pro forma
	Cephalon, Inc.	Holdings Limited	Adjustments	Notes	Consolidated

REVENUES:
Sales	$833,588	$70,462	$(1,109)	(i)	$902,941
Other revenues	41,900	—	—		41,900
	875,488	70,462	(1,109)		944,841

COSTS AND EXPENSES:
Cost of sales	114,093	22,548	(1,109)	(i)	135,532
Research and development	255,591	6,929	—		262,520
Selling, general and administrative	302,904	35,641	—		338,545
Depreciation and amortization	61,151	16,590	(6,610)	(j)	71,131
Impairment charge	—	—	—		—
Acquired in-process research and development	295,615	—	—		295,615
	1,029,354	81,708	(7,719)		1,103,343

LOSS FROM OPERATIONS	(153,866)	(11,246)	6,610		(158,502)

OTHER INCOME AND (EXPENSE):
Interest income	19,559	760	(8,315)	(k)	12,004
Interest expense	(19,311)	(10,559)	10,559	(l)	(19,311)
Charge on early extinguishment of debt	2,085	—	—		2,085
Other income (expense), net	1,983	—	—		1,983
	4,316	(9,799)	2,244		(3,239)

NET LOSS BEFORE INCOME TAXES	(149,550)	(21,045)	8,854		(161,741)

INCOME TAX EXPENSE	(43,477)	(173)	(786)	(m)	(44,436)

NET LOSS	$(193,027)	$(21,218)	$8,068		$(206,177)

BASIC LOSS PER COMMON SHARE	$(3.33)				$(3.55)

DILUTED LOSS PER COMMON SHARE	$(3.33)				$(3.55)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	58,035				58,035

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - ASSUMING DILUTION	58,035				58,035

See accompanying notes.

CEPHALON, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(Unaudited)

(in thousands, except per share data)

		Zeneus	Pro forma			Pro forma		Pro forma
	Cephalon, Inc.	Holdings Limited	Adjustments	Notes	CIMA LABS INC.	Adjustments	Notes	Consolidated

REVENUES:
Sales	$980,375	$75,247	$(717)	(i)	$19,728	$—		$1,074,633
Other revenues	35,050	—	—		15,237	—		50,287
	1,015,425	75,247	(717)		34,965	—		1,124,920

COSTS AND EXPENSES:
Cost of sales	119,973	23,316	(717)	(i)	15,588	—		158,160
Research and development	273,972	7,937	—		13,975	(482)	(n)	295,402
Selling, general and administrative	339,477	40,351	—		5,365	—		385,193
Depreciation and amortization	52,798	22,365	(9,151)	(j)	1,361	5,612	(o)	72,985
Merger-related expense	—	—	—		31,062	(29,039)	(p)	2,023
Impairment charge	30,071	—	—		—	—		30,071
Acquired in-process research and development	185,700	—	—		—	—		185,700
	1,001,991	93,969	(9,868)		67,351	(23,909)		1,129,534

INCOME (LOSS) FROM OPERATIONS	13,434	(18,722)	9,151		(32,386)	23,909		(4,614)

OTHER INCOME AND (EXPENSE):
Interest income	16,486	740	(5,070)	(k)	1,387	(4,820)	(q)	8,723
Interest expense	(22,186)	(11,433)	11,433	(l)	—	—		(22,186)
Debt exchange expense	(28,230)	—	—		—	—		(28,230)
Charge on early extinguishment of debt	(2,313)	—	—		—	—		(2,313)
Other income (expense), net	(5,375)	—	—		24	—		(5,351)
	(41,618)	(10,693)	6,363		1,411	(4,820)		(49,357)

NET LOSS BEFORE INCOME TAXES	(28,184)	(29,415)	15,514		(30,975)	19,089		(53,971)

INCOME TAX EXPENSE	(45,629)	(129)	(2,227)	(m)	5,569	(7,540)	(r)	(49,956)

NET LOSS	$(73,813)	$(29,544)	$13,287		$(25,406)	$11,549		$(103,927)

BASIC LOSS PER COMMON SHARE	$(1.31)							$(1.84)

DILUTED LOSS PER COMMON SHARE	$(1.31)							$(1.84)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	56,489							56,489

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - ASSUMING DILUTION	56,489							56,489

See accompanying notes.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

(Amounts in thousands)

1.             Zeneus Purchase Price Allocation

The following table summarizes the estimated fair values of assets acquired and liabilities assumed as if the acquisition occurred at September 30, 2005:

At September 30, 2005
Cash and cash equivalents	$28,842
Receivables	30,154
Inventory	11,868
Investments	7,380
Property, plant and equipment	2,537
Intangible assets	236,300
Acquired in-process research and development	71,200
Goodwill	90,204
Total assets acquired	478,485
Other liabilities	(22,017)
Deferred tax liability	(70,890)
Total liabilities assumed	(92,907)
Net assets acquired	$385,578

2.             Intangible Assets

For purposes of preparing the unaudited pro forma condensed consolidated financial statements, the identifiable intangible assets acquired of $236.3 million are amortized as follows and are presented as if the merger had occurred on January 1, 2004:

	Fair Value	Estimated Useful Lives
Myocet	$182,500	20 years
Abelcet	26,100	20 years
Targretin	8,700	9 years
Non-Core	19,000	10 years
	$236,300

3.             In-Process Research and Development

In-process research and development (“IPR&D”) represents the valuation of acquired, to be completed research projects.  To assist in determining the value of the IPR&D, a third party valuation was obtained as of the acquisition date.  A discounted cash flow analysis was performed, utilizing anticipated revenues, expenses and net cash flow forecasts related to the associated technology.  Given the high risk associated with the development of new drugs, the revenue and expense forecasts were adjusted to reflect risk inherent in the advancement through the regulatory approval process.  Such a valuation requires significant estimates and assumptions.  Management believes that the fair value assigned to IPR&D is based on reasonable assumptions.  However, we cannot be sure that the assumptions will transpire as estimated.  At the date of the acquisition, the development of these projects had not reached technological feasibility, and the research and development in progress had no alternative uses.  Accordingly, these costs were charged to expense.

4.             Pro forma Adjustments

The following adjustments were applied to Cephalon’s historical financial statements and those of Zeneus and CIMA to arrive at the pro forma consolidated financial information.

(a)           To record the payment of $378.9 million for the purchase of all the issued share capital of Zeneus Holdings Limited.

(b)           To record the fair value of goodwill acquired.

(c)           To record the fair value of intangible assets acquired.

(d)           Accrual for transaction costs.

(e)           To eliminate long term debt this was repaid by Zeneus using the proceeds from the transaction.

(f)            To write-off deferred revenue that did not have any remaining contractual obligations.

(g)           To record deferred tax liabilities associated with the fair value of acquired intangible assets.

(h)           Elimination of Zeneus stockholders’ equity and recognition of IPR&D charge of $71.2 million related to the acquisition of Zeneus.

(i)            To eliminate the impact of sales from Zeneus to Cephalon that would have been considered inter-company sales.

(j)            To eliminate pre-acquisition amortization expense of $22,365 for the year ended December 31, 2004 and $16,590 for the nine months ended September 2005 and record amortization expense based on the fair value of the intangible assets acquired of $13,214 for the year ended December 2004 and $9,980 for the nine months ended September 30, 2005.

(k)           To record the reduction of interest income related to the $378.9 million cash payment for the purchase of Zeneus using an average annual interest rate of 2.93% for the nine months ended September 30, 2005 and 1.34% for the year ended December 31, 2004.

(l)            To eliminate interest expense on Zeneus’ long term debt.

(m)          To record the tax effect of adjustments (i) and (j) above at the UK marginal tax rate of 30% and (k) and (l) at the U.S. marginal tax rate of 35%.  Tax benefits related to (i) and (j) have been fully reserved.

(n)           Adjustment to eliminate write-off of patents and trademarks recorded as a nonrecurring charge directly attributable to the acquisition.

(o)           To record the amortization of intangible assets acquired.

(p)           Adjustment to eliminate charges associated with the acquisition of CIMA by Cephalon recorded as a non-recurring charge directly attributable to the acquisition.

(q)           To record the reduction of interest income related to the estimated $514.1 million cash payments for the purchase of CIMA using an average annual interest rate of 1.5% for the period ended August 12, 2004.

(r)            To record the tax benefit related to the lower interest income and higher amortization expense at Cephalon’s consolidated marginal tax rate in the United States of 39.5% for the period ended August 12, 2004.

(d)           Exhibits.

Exhibit No.	Description of Document
2.1*	Share Purchase Agreement dated as of December 5, 2005 between the Registrant, Cephalon International Holdings, Inc. and certain shareholders of Zeneus Holdings Limited

23.1+	Consent of Independent Accountants

99.1*	Press Release dated December 22, 2005

*                 Previously filed as an exhibit to this Current Report on Form 8-K filed with the SEC on December 22, 2005 and incorporated herein by reference.

+                 Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2006

CEPHALON, INC.

By:	/s/ JOHN E. OSBORN
John E. Osborn
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document
2.1*	Share Purchase Agreement dated as of December 5, 2005 between the Registrant, Cephalon International Holdings, Inc. and certain shareholders of Zeneus Holdings Limited

23.1+	Consent of Independent Accountants

99.1*	Press Release dated December 22, 2005

*                 Previously filed as an exhibit to this Current Report on Form 8-K filed with the SEC on December 22, 2005 and incorporated herein by reference.

+                 Filed herewith